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                                                                   Exhibit 11

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                      ADVANCED LIGHTING TECHNOLOGIES, INC.
          EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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                                                                      Three Months Ended September 30,
                                                      ---------------------------------------------------------------
                                                                       1996                           1995
                                                      -------------------------------- ------------------------------
                                                           Shares     Amount     EPS      Shares     Amount     EPS
                                                      -------------------------------- ------------------------------
Net income attributable to common
   shareholders                                                     $   1,470                      $   924
                                                                    =========                      =======

Sharebase:
   Shares deemed outstanding at beginning of period         10,845                         7,282
   Weighted average shares issued pursuant to July
       1996 public offering                                  1,953                             -
   Weighted average common share equivalents                   201                           536
   Weighted average shares issuable                             35                             -
                                                            ------                         -----

                                                            13,034                         7,818
                                                            ======                         =====

Net income per share                                                           $   0.11                       $  0.12
                                                                               ========                       =======
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